Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of EQ Advisors Trust of our report dated February 15, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of EQ Advisors Trust, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in this Registration Statement.

New York, New York

April 30, 2007